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                                                                     EXHIBIT 4.3

WHEN RECORDED
MAIL TO:

Gerald L. Waters
Union Electric Company
1901 Chouteau Avenue
St. Louis, MO 61303

--------------------------------------------------------------------------------

                      Executed in 50 Counterparts, No. 28.

                             SUPPLEMENTAL INDENTURE

                              DATED AUGUST 15, 2002

                             UNION ELECTRIC COMPANY

                                       TO

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                                    --------

     (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE AND DEED OF TRUST DATED JUNE 15, 1937, AS AMENDED, EXECUTED BY UNION ELECTRIC COMPANY TO THE BANK OF NEW YORK, AS TRUSTEE)

                                    --------

                       First Mortgage Bonds, Senior Notes
                                    Series AA

        This instrument was prepared by Steven R. Sullivan, Vice
        President, General Counsel and Secretary of Union
        Electric Company, 1901 Chouteau Avenue, St. Louis,
        Missouri 63103.

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     SUPPLEMENTAL INDENTURE, dated the 15th day of August, Two thousand and two
(2002) made by and between UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the "Company"), party of the first part, and The Bank of New York (successor trustee to Bank of America, National Association, formerly Boatmen's Trust Company), a bank existing under the laws of the State of New York (hereinafter called the "Trustee"), as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937, hereinafter mentioned, party of the second part:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust, dated June 15, 1937, as amended May 1, 1941, April 1, 1971, February 1, 1974, July 7, 1980 and February 1, 2000
(said Indenture of Mortgage and Deed of Trust as so amended, being hereinafter referred to as the "Original Indenture"), to secure the payment of the principal of and the interest (and premium, if any) on all bonds at any time issued and outstanding thereunder, and indentures supplemental thereto dated June 15, 1937, May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945,
April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955, April 1,
1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5,
1958, March 16, 1959, June 24, 1959, December 11, 1959, August 17, 1960,
September 1, 1960, October 24, 1960, June 30, 1961, July 1, 1961, August 9,
1962, September 30, 1963, November 1, 1963, March 12, 1965, April 1, 1965, April
14, 1966, May 1, 1966, February 17, 1967, March 1, 1967, February 19, 1968,
March 15, 1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969,
October 1, 1969, March 26, 1970, April 1, 1970, June 12, 1970, January 1, 1971,
April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976, August 16,
1976, April 26, 1977, October 15, 1977, November 7, 1977, December 1, 1977,
August 1, 1978, October 12, 1979, November 1, 1979, July 7, 1980, August 1, 1980, August 20, 1980, February 1, 1981, October 8, 1981, August 27, 1982,
September 1, 1982, December 15, 1982, March 1, 1983, June 21, 1984, December 12, 1984, June 11, 1985, March 1, 1986, May 1, 1986, May 1, 1990, December 1, 1991,
December 4, 1991, January 1, 1992, September 30, 1992, October 1, 1992, December 1, 1992, February 1, 1993, February 18, 1993, May 1, 1993, August 1, 1993,
October 1, 1993, January 1, 1994, and February 1, 2000, respectively, have heretofore been entered into between the Company and the Trustee; and

     WHEREAS, Bonds have heretofore been issued by the Company under the Original Indenture as follows:

          (1) $80,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 3/4% Series due 1962, all of which have been redeemed prior to the date of the execution hereof;

          (2) $90,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 3/8% Series due 1971, which are described in the Supplemental Indenture dated May 1, 1941 (hereinafter called the "Supplemental Indenture of May 1, 1941"), all of which have been paid at maturity prior to the date of the execution hereof;

          (3) $13,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 2 3/4% Series due 1975 (herein called the "Bonds of 1975 Series"), which are described in the Supplemental Indenture dated October 1, 1945 (hereinafter called the

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     "Supplemental Indenture of October 1, 1945"), all of which have been paid at maturity prior to the date of the execution hereof;

          (4) $25,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 2 7/8% Series due 1980 (herein called the "Bonds of 1980 Series"), which are described in the Supplemental Indenture dated December 1, 1950 (hereinafter called the "Supplemental Indenture of December 1, 1950"), all of which have been paid at maturity prior to the date of the execution hereof;

          (5) $30,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 1/4% Series due 1982 (herein called the "Bonds of 1982 Series"), which are described in the Supplemental Indenture dated May 1, 1952 (hereinafter called the "Supplemental Indenture of May 1, 1952"), all of which have been paid at maturity prior to the date of the execution hereof;

          (6) $40,000,000 principal amount of First Mortgage Bonds, 3 3/4% Series due 1986 (herein called the "Bonds of 1986 Series"), which are described in the Supplemental Indenture dated July 1, 1956 (hereinafter called the "Supplemental Indenture of July 1, 1956"), all of which have been paid at maturity prior to the date of the execution hereof;

          (7) $35,000,000 principal amount of First Mortgage Bonds, 4 3/8% Series due 1988 (herein called the "Bonds of 1988 Series"), which are described in the Supplemental Indenture dated March 1, 1958 (hereinafter called the "Supplemental Indenture of March 1, 1958"), all of which have been paid at maturity prior to the date of the execution hereof;

          (8) $50,000,000 principal amount of First Mortgage Bonds, 4 3/4% Series due 1990 (herein called the "Bonds of 1990 Series"), which are described in the Supplemental Indenture dated September 1, 1960 (hereinafter called the "Supplemental Indenture of September 1, 1960"), all of which have been paid at maturity prior to the date of the execution hereof;

          (9) $30,000,000 principal amount of First Mortgage Bonds, 4 3/4% Series due 1991 (herein called the "Bonds of 1991 Series"), which are described in the Supplemental Indenture dated July 1, 1961 (hereinafter called the "Supplemental Indenture of July 1, 1961"), all of which have been paid at maturity prior to the date of the execution hereof;

          (10) $30,000,000 principal amount of First Mortgage Bonds, 4 1/2% Series due 1993 (herein called the "Bonds of 1993 Series"), which are described in the Supplemental Indenture dated November 1, 1963 (hereinafter called the "Supplemental Indenture of November 1, 1963"), all of which have been redeemed prior to the date of the execution hereof;

          (11) $35,000,000 principal amount of First Mortgage Bonds, 4 1/2% Series due 1995 (herein called the "Bonds of 1995 Series"), which are described in the Supplemental Indenture dated April 1, 1965 (hereinafter called the "Supplemental Indenture of April 1, 1965"), all of which have been paid at maturity prior to the date of the execution hereof;

          (12) $30,000,000 principal amount of First Mortgage Bonds, 5 1/2% Series due 1996 (herein called the "Bonds of 1996 Series"), which are described in the Supplemental

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     Indenture dated May 1, 1966 (hereinafter called the "Supplemental Indenture of May 1, 1966"), all of which have been paid at maturity prior to the date of the execution hereof;

          (13) $40,000,000 principal amount of First Mortgage Bonds, 5 1/2% Series due 1997 (herein called the "Bonds of 1997 Series"), which are described in the Supplemental Indenture dated March 1, 1967 (hereinafter called the "Supplemental Indenture of March 1, 1967"), all of which have been paid at maturity prior to the date of the execution hereof;

          (14) $50,000,000 principal amount of First Mortgage Bonds, 7% Series due 1998 (herein called the "Bonds of 1998 Series"), which are described in the Supplemental Indenture dated March 15, 1968 (hereinafter called the "Supplemental Indenture of March 15, 1968"), all of which have been redeemed prior to the date of the execution hereof;

          (15) $35,000,000 principal amount of First Mortgage Bonds, 7 3/8% Series due 1999 (herein called the "Bonds of May 1999 Series"), which are described in the Supplemental Indenture dated May 1, 1969 (hereinafter called the "Supplemental Indenture of May 1, 1969"), all of which have been redeemed prior to the date of the execution hereof;

          (16) $40,000,000 principal amount of First Mortgage Bonds, 8 1/4% Series due 1999 (herein called the "Bonds of October 1999 Series"), which are described in the Supplemental Indenture dated October 1, 1969 (hereinafter called the "Supplemental Indenture of October 1, 1969"), all of which have been redeemed prior to the date of the execution hereof;

          (17) $100,000,000 principal amount of First Mortgage Bonds, 9.95% Series due 1999 (herein called the "Bonds of November 1999 Series"), which are described in the Supplemental Indenture dated November 1, 1979 (hereinafter called the "Supplemental Indenture of November 1, 1979"), all of which have been redeemed prior to the date of the execution hereof;

          (18) $60,000,000 principal amount of First Mortgage Bonds, 9% Series due 2000 (herein called the "Bonds of 2000 Series"), which are described in the Supplemental Indenture dated April 1, 1970 (hereinafter called the "Supplemental Indenture of April 1, 1970"), all of which have been redeemed prior to the date of the execution hereof;

          (19) $50,000,000 principal amount of First Mortgage Bonds, 7 7/8% Series due 2001 (herein called the "Bonds of January 2001 Series"), which are described in the Supplemental Indenture dated January 1, 1971 (hereinafter called the "Supplemental Indenture of January 1, 1971"), all of which have been redeemed prior to the date of the execution hereof;

          (20) $50,000,000 principal amount of First Mortgage Bonds, 7 5/8% Series due 2001 (herein called the "Bonds of April 2001 Series"), which are described in the Supplemental Indenture dated April 1, 1971 (hereinafter called the "Supplemental Indenture of April 1, 1971"), all of which have been redeemed prior to the date of the execution hereof;

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          (21) $60,000,000 principal amount of First Mortgage Bonds, 8 1/8%
     Series due 2001 (herein called the "Bonds of October 2001 Series"), which are described in the Supplemental Indenture dated September 15, 1971 (hereinafter called the "Supplemental Indenture of September 15, 1971"), all of which have been redeemed prior to the date of the execution hereof;

          (22) $70,000,000 principal amount of First Mortgage Bonds, 8 3/8% Series due 2004 (herein called the "Bonds of 2004 Series"), which are described in the Supplemental Indenture dated February 1, 1974 (hereinafter called the "Supplemental Indenture of February 1, 1974"), all of which have been redeemed prior to the date of the execution hereof;

          (23) $70,000,000 principal amount of First Mortgage Bonds, 10 1/2% Series due 2005 (herein called the "Bonds of 2005 Series"), which are described in the Supplemental Indenture dated March 1, 1975 (hereinafter called the "Supplemental Indenture of March 1, 1975"), all of which have been redeemed prior to the date of the execution hereof;

          (24) $70,000,000 principal amount of First Mortgage Bonds, 8 7/8% Series due 2006 (herein called the "Bonds of 2006 Series"), which are described in the Supplemental Indenture dated August 16, 1976 (hereinafter called the "Supplemental Indenture of August 16, 1976"), all of which have been redeemed prior to the date of the execution hereof;

          (25) $27,085,000 principal amount of First Mortgage Bonds, 5.80% Environmental Improvement Series 1977, which are described in the Supplemental Indenture dated October 15, 1977 (hereinafter called the "Supplemental Indenture of October 15, 1977"), all of which have been redeemed prior to the date of the execution hereof;

          (26) $60,000,000 principal amount of First Mortgage Bonds, 8 5/8% Series due 2007 (herein called the "Bonds of 2007 Series"), which are described in the Supplemental Indenture dated December 1, 1977 (hereinafter called the "Supplemental Indenture of December 1, 1977"), all of which have been redeemed prior to the date of the execution hereof;

          (27) $55,000,000 principal amount of First Mortgage Bonds, 9.35% Series due 2008 (herein called the "Bonds of 2008 Series"), which are described in the Supplemental Indenture dated August 1, 1978 (hereinafter called the "Supplemental Indenture of August 1, 1978"), all of which have been redeemed prior to the date of the execution hereof;

          (28) $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 1980, which are described in the Supplemental Indenture dated August 1, 1980 (hereinafter called the "Supplemental Indenture of August 1, 1980"), all of which have been redeemed prior to the date of the execution hereof;

          (29) $150,000,000 principal amount of First Mortgage Bonds, 15 3/8% Series due 1991 (herein called the "Bonds of February 1991 Series"), which are described in the Supplemental Indenture dated February 1, 1981 (hereinafter called the "Supplemental

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     Indenture of February 1, 1981"), all of which have been redeemed prior to the date of the execution hereof;

          (30) $125,000,000 principal amount of First Mortgage Bonds, 15% Series due 1992 (herein called the "Bonds of 1992 Series"), which are described in the Supplemental Indenture dated September 1, 1982 (hereinafter called the "Supplemental Indenture of September 1, 1982"), all of which have been redeemed prior to the date of the execution hereof;

          (31) $100,000,000 principal amount of First Mortgage Bonds, 13% Series due 2013 (herein called the "Bonds of 2013 Series"), which are described in the Supplemental Indenture dated March 1, 1983 (hereinafter called the "Supplemental Indenture of March 1, 1983"), all of which have been redeemed prior to the date of the execution hereof;

          (32) $100,000,000 principal amount of First Mortgage Bonds, 9 3/8% Series due 2016 (herein called the "Bonds of 2016 Series"), which are described in the Supplemental Indenture dated March 1, 1986 (hereinafter called the "Supplemental Indenture of March 1, 1986"), all of which have been redeemed prior to the date of the execution hereof;

          (33) $100,000,000 principal amount of First Mortgage Bonds, 8 7/8% Series due 1996 (herein called the "Bonds of 1996 Series"), which are described in the Supplemental Indenture dated May 1, 1986 (hereinafter called the "Supplemental Indenture of May 1, 1986"), all of which have been redeemed prior to the date of the execution hereof;

          (34) $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 1990A, which are described in the Supplemental Indenture dated May 1, 1990 (hereinafter called the "Supplemental Indenture of May 1, 1990"), all of which have been redeemed prior to the date of the execution hereof;

          (35) $125,000,000 principal amount of First Mortgage Bonds, 8 3/4% Series due 2021 (herein called the "Bonds of 2021 Series"), which are described in the Supplemental Indenture dated December 1, 1991 (hereinafter called the "Supplemental Indenture of December 1, 1991"), all of which are outstanding at the date of the execution hereof;

          (36) $75,000,000 principal amount of First Mortgage Bonds, 8.33% Series due 2002 (herein called the "Bonds of 2002 Series"), which are described in the Supplemental Indenture dated December 4, 1991 (hereinafter called the "Supplemental Indenture of December 4, 1991"), all of which are outstanding at the date of the execution hereof;

          (37) $100,000,000 principal amount of First Mortgage Bonds, 7.65% Series due 2003 (herein called the "Bonds of 2003 Series"), which are described in the Supplemental Indenture dated January 1, 1992 (hereinafter called the "Supplemental Indenture of January 1, 1992"), all of which are outstanding at the date of the execution hereof;

          (38) $204,000,000 aggregate principal amount of First Mortgage Bonds, consisting of $100,000,000 principal amount of 6 3/4% Series due 1999 and

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     $104,000,000 principal amount of 8 1/4% Series due 2022 (herein called the
     "Bonds of 1999 Series" and "Bonds of 2022 Series", respectively), which are described in the Supplemental Indenture dated October 1, 1992 (hereinafter called the "Supplemental Indenture of October 1, 1992"), of which the Bonds of 1999 Series have been paid at maturity prior to the date of execution hereof and the Bonds of 2022 Series are outstanding at the date of the execution hereof;

          (39) $170,000,000 aggregate principal amount of First Mortgage Bonds, consisting of $85,000,000 principal amount of 7 3/8% Series due 2004 and $85,000,000 principal amount of 8% Series due 2022 (herein called the "Bonds of December 2004 Series" and "Bonds of December 2022 Series", respectively, which are described in the Supplemental Indenture dated December 1, 1992, (hereinafter called the "Supplemental Indenture of December 1, 1992), all of which are outstanding at the date of the execution hereof;

          (40) $188,000,000 principal amount of First Mortgage Bonds, 6 7/8% Series due 2004 (herein called the "Bonds of August 2004 Series"), which are described in the Supplemental Indenture dated February 1, 1993 (hereinafter called the "Supplemental Indenture of February 1, 1993"), all of which are outstanding at the date of the execution hereof;

          (41) $148,000,000 principal amount of First Mortgage Bonds, 6 3/4% Series due 2008 (herein called the "Bonds of May 2008 Series"), which are described in the Supplemental Indenture dated May 1, 1993 (hereinafter called the "Supplemental Indenture of May 1, 1993"), all of which are outstanding at the date of the execution hereof;

          (42) $75,000,000 principal amount of First Mortgage Bonds, 7.15% Series due 2023 (herein called the "Bonds of 2023 Series"), which are described in the Supplemental Indenture dated August 1, 1993 (hereinafter called the "Supplemental Indenture of August 1, 1993"), all of which are outstanding at the date of the execution hereof;

          (43) $44,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 1993 (herein called the "Bonds of 2028 Series"), which are described in the Supplemental Indenture dated October 1, 1993 (hereinafter called the "Supplemental Indenture of October 1, 1993"), all of which are outstanding at the date of the execution hereof; and

          (44) $100,000,000 principal amount of First Mortgage Bonds, 7% Series due 2024 (herein called the "Bonds of 2024 Series"), which are described in the Supplemental Indenture dated January 1, 1994 (hereinafter called the "Supplemental Indenture of January 1, 1994"), all of which are outstanding at the date of the execution hereof;

and

     WHEREAS, the Company on August 31, 1955 acquired all of the properties of Union Electric Power Company, the Subsidiary as defined in Article I of the Original Indenture, upon the dissolution of the Subsidiary; the Company, by Supplemental Indenture dated August 31, 1955, conveyed all of the properties so acquired (other than property of the character defined as excepted property in the granting clauses of the Original Indenture) to the Trustee upon the terms

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and trusts in the Original Indenture and the indentures supplemental thereto set forth for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, all the shares of stock of the Subsidiary were released from the lien of the Original Indenture; and the Company became entitled to change the general designation of the Bonds so as to omit the words "and Collateral Trust"; and

     WHEREAS, the Articles of Incorporation of the Company were duly amended on April 23, 1956, to change its corporate name from "Union Electric Company of Missouri" to "Union Electric Company"; and

     WHEREAS, the Articles of Agreement of the Trustee were duly amended effective on January 4, 1982 to change its corporate name from "St. Louis Union Trust Company" to "Centerre Trust Company of St. Louis", and further amended on December 9, 1988, to change its corporate name from "Centerre Trust Company of St. Louis" to "Boatmen's Trust Company"; and

     WHEREAS, that on March 13, 1998, Boatmen's Trust Company merged into NationsBank, National Association and effective July 5, 1999, changed its name to Bank of America, National Association; and

     WHEREAS, that on February 1, 2000, The Bank of New York, as transferee of the corporate trust business of Bank of America, National Association (formerly known as Boatmen's Trust Company), Trustee under the Original Indenture, became successor Trustee under the Original Indenture; and

     WHEREAS, the Company is entitled at this time to have authenticated and delivered additional Bonds on the basis of "refundable bonds" upon compliance with and pursuant to the provisions of Section 6 of Article III of the Original Indenture; and

     WHEREAS, the Company has entered into an Indenture dated as of August 15, 2002 (the "Senior Note Indenture") with The Bank of New York, as trustee (the "Senior Note Trustee") providing for the issuance from time to time of senior notes thereunder; and

     WHEREAS, the Company desires by this Supplemental Indenture to provide for the creation of, and the issuance to the Senior Note Trustee of, a new series of Bonds under the Original Indenture as security for $173,000,000 aggregate principal amount of the Company's 5.25% Senior Secured Notes due 2012 (the "Senior Notes") to be issued under the Senior Note Indenture, to have the designation provided in Article I, Section 1 hereof (herein called the "New Bonds"), and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

     WHEREAS, the Company also desires by this Supplemental Indenture to amend the provisions of Article XV of the Original Indenture to establish new procedures concerning amendments thereof, as set forth in Article VI hereof; and

     WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture specifically to convey, transfer and assign to the Trustee and to subject to the lien of the Original Indenture additional properties acquired by the Company; and

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     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Original Indenture, according to their tenor and effect, and to secure the Senior Notes, the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York, as Trustee, and to its successors in trust under the Original Indenture forever, all and singular the following described properties (in addition to all other properties heretofore subjected to the lien of the Original Indenture and not heretofore released from the lien thereof) - that is to say:

                                        8
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                                     FIRST.

     ALL power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, together with all and singular the electric, heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, gas and other agencies for light, heat, cold, or power or other purposes, and all transmission and distribution systems used for the transmission and distribution of electricity, steam, gas and other agencies for light, heat, cold or power or any other purpose whatsoever, whether underground or overhead, surface or otherwise, now owned by the Company, including all poles, towers, posts, wires, cables, conduits, manholes, mains, pipes, tubes, drains, furnaces, switchboards, transformers, conductors, insulators, supports, meters, lamps, fuses, junction boxes, regulator stations, and other electric, steam and gas fixtures and apparatus; all of the aforementioned property being located in the City of St. Louis, the counties of Adair, Audrain, Benton, Bollinger, Boone, Butler, Caldwell, Callaway, Camden, Cape Girardeau, Clark, Clay, Clinton, Cole, Cooper, Crawford, Daviess, Dunklin, Franklin, Gasconade, Howard, Iron, Jefferson, Knox, Lewis, Lincoln, Livingston, Macon, Madison, Maries, Marion, Miller, Mississippi, Moniteau, Montgomery, Morgan, New Madrid, Osage, Pemiscot, Perry, Pettis, Phelps, Pike, Pulaski, Ralls, Randolph, Ray, Reynolds, Ripley, St. Charles, St. Francois, Ste. Genevieve, St. Louis, Saline, Schuyler, Scott, Stoddard, Warren, Washington, and Wayne, Missouri, the counties of Adams, Alexander, Calhoun, Franklin, Hancock, Henderson, Jackson, Jersey, Macoupin, Madison, Massac, Monroe, Perry, Pike, Pulaski, St. Clair, Union, and Washington, Illinois, and the counties of Des Moines, Henry, Johnson, Lee, and Washington, Iowa, upon real estate owned by the Company, or occupied by it under rights to so occupy, which real estate is described in the Indenture of Mortgage and Deed of Trust dated June 15, 1937, in the Supplemental Indentures dated May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949,
September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957,
February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24,
1959, December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960,
June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963, November 1,
1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1, 1966, February 17,
1967, March 1, 1967, February 19, 1968, March 15, 1968, August 21, 1968, April
7, 1969, May 1, 1969, September 12, 1969, October 1, 1969, March 26, 1970, April
1, 1970, June 12, 1970, January 1, 1971, April 1, 1971, September 15, 1971,
December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976, August 16, 1976, April 26, 1977, October 15,
1977, November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979,
November 1, 1979, July 7, 1980, August 1, 1980, August 20, 1980, February 1, 1981, October 8, 1981, August 27, 1982, September 1, 1982, December 15, 1982,
March 1, 1983, June 21, 1984, December 12, 1984, June 11, 1985, March 1, 1986,
May 1, 1986, May 1, 1990, December 1, 1991, December 4, 1991, January 1, 1992,
September 30, 1992, October 1, 1992, December 1, 1992, February 1, 1993, February 18, 1993, May 1, 1993, August 1, 1993, October 1, 1993, January 1, 1994, February 1, 2000 and in this Supplemental Indenture, or attached to or connected with such real estate or transmission or distribution systems of the Company leading from or into such real estate.

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                                     SECOND.

     ALSO, (except as in the Original Indenture expressly excepted) all franchises and all permits, ordinances, easements, privileges, immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, steam, gas or other agencies for the supply to itself or others of light, heat, cold or power, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

     ALSO, (except as in the Original Indenture expressly excepted) all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

                                     THIRD.

     ALSO, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

     TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited, to existing leases, to existing liens upon rights of way for transmission or distribution line purposes, as defined in Article I of the Original Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described, and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in
Section 2 of Article IV of the Original Indenture.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, for the benefit of those who shall hold the Bonds and coupons, or any of them to be issued under the Original Indenture, as follows:

                                    ARTICLE I

                          DESCRIPTION OF THE NEW BONDS

     Section 1. There is hereby created a new series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture which shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as "First Mortgage Bonds, Senior Notes Series AA" (the "New Bonds") of the Company. The New Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to all of the terms, conditions and covenants of, the Original Indenture and shall be issued to, and registered in the name of, the Senior Note Trustee under the Senior Note Indenture to secure any and all obligations of the Company under the Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture.

     The New Bonds shall mature on September 1, 2012, and shall bear interest at the rate per annum set forth in the form of the New Bond contained in Section 3 of this Article I, payable semi-annually on the 1st day of March and the 1st day of September in each year, commencing on March 1, 2003, and at maturity. The New Bonds shall be payable as to principal, premium, if any, and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable, in immediately available funds, at the office of the Senior Note Trustee.

     Section 2. The New Bonds shall not be assignable or transferable except as permitted or required by Section 4.04 of the Senior Note Indenture. Any such transfer shall be effected at the principal office or place of business of the Trustee under the Original Indenture. The New Bonds are exchangeable for the New Bonds of other denominations, as in the Original Indenture provided, except that payment of a service charge therefor will not be required by the Company.

     Notwithstanding the provisions of Section 6 of Article II of the Original Indenture, the New Bonds shall be dated the date of authentication and shall bear interest from the interest payment date to which interest on the New Bonds has been paid next preceding the date thereof, unless such date is an interest payment date to which interest has been paid, in which case they shall bear interest from the date thereof, or unless the date thereof is prior to March 1, 2003, in which case they shall bear interest from August 22, 2002; provided, however, that, subject to the provisions of this Section with respect to failure by the Company to pay any interest on an interest payment date, the holder of any New Bond dated after a record date (as hereinafter defined) for the payment of interest and prior to the date of payment of such interest shall not be entitled to payment of such interest and shall have no claim against the Company with respect thereto.

     The person in whose name any New Bond is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of the New Bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the February 15 or August 15, as the case may be, next preceding such interest payment date, or, if such February 15 or August 15 shall be a legal holiday in the State of New York or in the State of Missouri or a day on which banking institutions in the Borough of Manhattan, The City of New York, or the City of St. Louis, Missouri, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, the New Bonds in a principal amount equal to the principal amount of such Senior Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such New Bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) the timely payment of principal, or premium, if any, or interest on, the Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

     Section 3. The New Bonds and the Trustee's certificate on the New Bonds shall be substantially in the following forms respectively:

                           [FORM OF FACE OF NEW BOND]

No.____                                                                $________
                               III. C. C. No. 6226

            NOTWITHSTANDING ANY PROVISIONS HEREOF OR IN THE ORIGINAL INDENTURE THIS BOND IS NOT ASSIGNABLE OR TRANSFERABLE EXCEPT AS PERMITTED OR REQUIRED BY SECTION 4.04 OF THE INDENTURE DATED AS OF AUGUST 15, 2002, BETWEEN UNION ELECTRIC COMPANY AND THE BANK
                            OF NEW YORK, AS TRUSTEE.

                             UNION ELECTRIC COMPANY
             (Incorporated under the laws of the State of Missouri)
                  First Mortgage Bonds, Senior Notes Series AA

     UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the "Company", which term shall include any successor corporation as defined in the Amended Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York, as trustee under the Senior Note Indenture hereinafter referred to, or registered assigns, the sum of _________________________________ Dollars, on the 1st day of September, 2012 in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon, in like coin or currency, at the rate of FIVE AND ONE QUARTER per centum (5.25%) per annum, payable semi-annually, on March 1 and September 1 in each year until maturity, commencing March 1, 2003, and at maturity or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture referred to on the reverse hereof. Such interest shall be payable from the March 1 or September 1, as the case may be, next preceding the date hereof to which interest has not been paid, unless the date hereof is a March 1 or September 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from August 22, 2002. The interest so payable will be paid to the person in whose name this Bond, or the Bond in exchange or substitution for which this Bond shall have been issued, shall have been registered at the close of business on the February 15 or August 15, as the case may be, next preceding the date of payment, subject to certain exceptions set forth in the Amended Indenture. The principal of, and interest and premium, if any, on, this Bond are payable, in immediately available funds, at the office of the Senior Note Trustee hereinafter referred to.

     Under an Indenture dated as of August 15, 2002 (the "Senior Note Indenture") between the Company and The Bank of New York, as trustee (the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this Bond, an issue of notes under the Senior Note Indenture entitled "5.25% Senior Secured Notes due 2012" (the "Senior Notes"). Pursuant to Article IV of the Senior Note Indenture, this Bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or premium, if any, or interest on, the Senior Notes shall constitute payments on this Bond as further provided herein and in the Supplemental Indenture dated August 15, 2002 pursuant to which this Bond has been issued (the "Supplemental Indenture").

     Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, a principal amount of this Bond equal to the principal amount of such Senior Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee (as hereinafter defined) may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on, the Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal, or premium or interest on, the Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

     For purposes of Section 4.09 of the Senior Note Indenture, this Bond shall be deemed to be the "Related Series of Senior Note First Mortgage Bonds" in respect of the Senior Notes.

     This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York, the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, or an agent therefor, shall have signed the form of certificate endorsed hereon.

     The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Union Electric Company has caused this Bond to be signed in its name by its Chairman of the Board or President or a Vice President by manual signature or a facsimile thereof, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary by manual signature or a facsimile thereof.

     Dated,

                                         UNION ELECTRIC COMPANY,


                                         By
                                           ------------------------
                                               Vice President

[CORPORATE SEAL]

Attest:
------------------------------------
Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

     This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and Supplemental Indenture of August 15, 2002.


                                         THE BANK OF NEW YORK, as
                                         TRUSTEE


                                         By
                                           ------------------------------
                                               Authorized Officer

                          [FORM OF REVERSE OF NEW BOND]

     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the indenture of mortgage and deed of trust, dated June 15, 1937, executed by the Company to The Bank of New York (successor trustee to Bank of America, National Association, formerly Boatmen's Trust Company), as trustee (herein called the "Trustee"), as amended by indentures supplemental thereto dated May 1, 1941, April 1, 1971, February 1, 1974, July 7, 1980 and February 1, 2000,
between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the "Amended Indenture"), to which Amended Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 60% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 60% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected. Additionally, the Company may amend the Amended Indenture, as supplemented, by an appropriate written consent of not less than 60% in aggregate principal amount of the Bonds outstanding without a meeting of such Bondholders. No such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, Senior Notes Series AA" (herein called the "Bonds of this Series") of the Company, issued under and secured by the Amended Indenture and described in the indenture (hereinafter called the "New Supplemental Indenture") dated August 15, 2002, between the Company and the Trustee, supplemental to the Amended Indenture.

     The Bonds of this Series are not entitled to the benefit of any improvement, maintenance or analogous fund.

     This Bond is not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption dates for, the principal amount to be redeemed of, and the redemption price for, the Senior Notes, and except upon written demand of the Senior Note Trustee following the occurrence of an event of default under the Senior Note Indenture and the acceleration of the Senior Notes, as provided in Section 8.01 of the Senior Note Indenture.

     In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond shall not be assignable or transferable except as permitted or required by Section 4.04 of the Senior Note Indenture. This Bond is exchangeable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office of the Company in the City of St. Louis, Missouri, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor, without payment of any charge other than stamp taxes and other governmental charges incident thereto; and this Bond with or without others of like series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Amended Indenture.

     As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this Bond shall be deemed to be satisfied and discharged, this Bond shall cease to secure in any manner any Senior Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this Bond to the Company for cancellation.

     No recourse shall be had for the payment of the principal of, premium, if any, on or the interest on, this Bond, or for any claim based hereon or on the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

                      [END OF FORM OF REVERSE OF NEW BOND]

     Section 4. Until New Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, New Bonds in temporary form, as provided in Section 9 of Article II of the Original Indenture.

                                   ARTICLE II

                             ISSUE OF THE NEW BONDS

     Section 1. The principal amount of the New Bonds which may be authenticated and delivered hereunder is limited to an amount equal to the principal amount of the Senior Notes issued under the Senior Note Indenture and secured thereby and are further subject to the limitations regarding the principal amount of Bonds which may be issued under the Original Indenture set forth therein.

     Section 2. The New Bonds in the aggregate principal amount of One Hundred Seventy Three Million Dollars ($173,000,000), being the initial issue of the New Bonds, may forthwith at any time or from time to time be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon compliance by the Company with the applicable provisions of Article III and Article XVIII of the Original Indenture.

     Section 3. For purposes of Section 4.09 of the Senior Note Indenture, the New Bonds shall be deemed to be the "Related Series of Senior Notes First Mortgage Bonds" in respect of the Senior Notes.

     Section 4. As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to the New Bonds shall be deemed to be satisfied and discharged, the New Bonds shall cease to secure in any manner any Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the New Bonds to the Company for cancellation.

                                   ARTICLE III

                           REDEMPTION OF THE NEW BONDS

     Section 1. The New Bonds are not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the Senior Notes, and except as set forth in Section 2 of this Article III.

     In the event that the Company redeems any Senior Notes prior to maturity in accordance with the provisions of the Senior Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company the New Bonds in principal amount corresponding to the Senior Notes so redeemed, as provided in Section
4.08 of the Senior Note Indenture. The Company agrees to give the Senior Note Trustee notice of any such redemption of the Senior Notes on or before the date fixed for any such redemption.

     There shall be no improvement, maintenance or analogous fund for the New Bonds.

     Section 2. Upon the occurrence of an Event of Default under the Senior Note Indenture and the acceleration of the Senior Notes, the New Bonds shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the Senior Note Trustee stating that there has occurred under the Senior Note Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the Senior Notes specifying the last date to which interest on such Senior Notes has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of the New Bonds. The Company waives any right it may have to prior notice of such redemption under the Original Indenture. Upon surrender of the New Bonds by the Senior Note Trustee to the Trustee, the New Bonds shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest thereon from the Initial Interest Accrual Date to the date of the Redemption Demand; provided, however, that in the event of a rescission or annulment of acceleration of the Senior Notes pursuant to the last paragraph of Section 8.01(a) of the Senior
Note Indenture, then any Redemption Demand shall thereby deemed to be rescinded by the Senior Note Trustee although no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

                                   ARTICLE IV

                                    COVENANTS

     The Company hereby covenants, warrants and agrees;

     Section 1. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the issue of the New Bonds, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Original Indenture, except as set forth in the granting clauses of the Original Indenture or this Supplemental Indenture.

     Section 2. That, so long as any of the New Bonds are outstanding, whenever any officers' certificate is required to be filed or deposited with the Trustee pursuant to Section 3(b) of Article III of the Original Indenture upon an application for the authentication of additional Bonds pursuant to Article III of the Original Indenture, such officers' certificate shall include, in addition to the matters required to be stated therein by said Section 3(b), the statement with respect to the net earnings of the Company available for interest after property retirement appropriations required by Section 2 of Article V of the Supplemental Indenture of July 1, 1956.

     Section 3. That, so long as any of the New Bonds are outstanding, the Company will not apply for the authentication and delivery of additional Bonds pursuant to Section 4 of Article III of the Original Indenture or the withdrawal of cash from the trust estate or the reduction of the amount of cash required to be paid into the trust estate or to satisfy the maintenance and improvement funds under any provision of the Original Indenture or the Supplemental Indentures creating prior series of Bonds, on the basis of the amount of $15,000,000 excluded from net bondable value of property additions not subject to an unfunded prior lien pursuant to Section 3 of Article V of the Supplemental Indenture of October 1, 1945, or on the basis of the amount of $7,500,000 excluded from net bondable value of property additions not subject to an unfunded prior lien pursuant to Section 3 of Article V of the Supplemental Indenture of July 1, 1956.

     Section 4. That, so long as any of the New Bonds are outstanding, the Company will not issue or permit to be issued any prior lien bonds secured by an unfunded prior lien in addition to the prior lien bonds secured by such unfunded prior lien at the time of first acquisition by the Company of property subject thereto (other than in lieu of lost, stolen or mutilated bonds or on the exchange for bonds already outstanding of an equal principal amount of other bonds of the same issue and the same series, if any, and of the same maturity), except upon compliance with the provisions of Section 16 of Article IV of the Original Indenture, nor unless the net earnings of the Company available for interest after property retirement appropriations (determined as provided in Section 2 of Article V of the Supplemental Indenture of July 1, 1956), for any twelve consecutive calendar months during the period of fifteen calendar months immediately preceding the first day of the month in which the additional prior lien bonds are to be issued, have been, in the aggregate, equal to not less than twice the annual interest charges on the indebtedness specified in subparagraphs
(i) and (ii) of paragraph (1) of Section 2(a) of said Article V; provided that, if the application for the issue of such additional prior lien bonds is upon the basis of payment at maturity of prior lien bonds theretofore sold or otherwise disposed of or the redemption or purchase thereof after a date two years prior to the date of maturity, the additional requirement imposed by this Section 4 with respect to net earnings of the Company available for interest after property retirement appropriations shall not apply. Any officers' certificate with respect to net earnings of the Company, required to be filed with the Trustee as a condition precedent to the issue of such additional prior lien bonds, shall include, in addition to the matters otherwise required to be stated therein, the matters required to be stated in an officers' certificate pursuant to paragraphs (1) and (2) of Section 2(a) of said Article V.

     Section 5. That, so long as any of the New Bonds are outstanding, the Company will not acquire, by purchase, merger or otherwise, any property subject to a lien or liens which will on acquisition be an unfunded prior lien or prior liens, except upon compliance with the provisions of Section 14 of Article IV of the Original Indenture, nor unless the net earnings of such property available for interest after property retirement appropriations (determined in the manner provided in Section 2 of Article V of the Supplemental Indenture of July 1,
1956), for any twelve consecutive calendar months during the period of fifteen calendar months immediately preceding the first day of the month in which the first acquisition of property subject to such lien or liens occurs, have been, in the aggregate, equal to not less than twice the amount of annual interest charges, on all outstanding indebtedness secured by such lien or liens. Any officers' certificate with respect to net earnings of such property, required to be filed with the Trustee as a condition precedent to the acquisition of such property, shall include, in addition to the matters otherwise required to be stated therein, the matters required to be stated in an officers' certificate pursuant to Section 2 of said Article V applicable, however, only to the net earnings of such property and to the indebtedness secured by such liens to which such property is subject.

                                    ARTICLE V

                                   THE TRUSTEE

     The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth, and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

                                   ARTICLE VI

           AMENDMENTS OF CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE.

     Section 1. Pursuant to the reservation of right in the Supplemental Indenture of August 16, 1976 and each supplemental indenture dated thereafter, and there being no outstanding Bonds of any series created prior to the Bonds created by such Supplemental Indenture of August 16, 1976, the Company hereby amends the Original Indenture, as supplemented, so as to substitute in Article XV thereof "sixty percent (60%)" for "eighty percent (80%)" wherever appearing in said Article XV.

     Section 2. Pursuant to the reservation of right in the Supplemental Indenture of August 16, 1976 and each supplemental indenture dated thereafter, and there being no outstanding Bonds of any series created prior to the Bonds created by such Supplemental Indenture of August 16, 1976, the Company hereby amends the Original Indenture, as supplemented, to amend Article XV thereof by adding thereto a Section 9 to read as follows:

          "SECTION 9. (A) Anything in this Article XV contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by Bondholders or by their attorneys appointed in writing) of the holders of sixty percent (60%) or more in principal amount of the Bonds outstanding hereunder, and, if the rights of one or more, but less than all, series of Bonds then outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least sixty percent (60%) in principal amount of each series of Bonds so to be affected and outstanding hereunder (at the time the last such needed consent is delivered to the Trustee) in lieu of the holding of a meeting pursuant to this Article XV and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 6 of this Article XV.

               (B) Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgements, or (c) have their genuineness otherwise established to the satisfaction of the Trustee.

               The amount of Bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same may be proved by exhibiting the Bonds to and obtaining a certificate executed by (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States or any public instrumentality of the United States, or of any State or of any Territory, or (iv) any other person or corporation satisfactory to the Trustee. A Bondholder in any of the foregoing categories may sign a certificate in his own behalf.

               Each such certificate shall be dated and shall state, in effect, that as of the date thereof, a coupon Bond or Bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any Bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same Bond shall be produced, (2) the Bond specified in such certificate (or any Bond or Bonds issued in exchange or substitution for such Bond) shall be produced by another holder, or
          (3) the Bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may nevertheless, in his discretion, require further proof in cases where it deems further proof desirable. The ownership of registered Bonds shall be proved by the registry books.

               (C) Until such time as the Trustee shall receive the written consent of the necessary per cent. in principal amount of the Bonds required by the provisions of subsection (A) above for action contemplated by such consent, any holder of a Bond, the serial number of which is shown by the evidence to be included in the Bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such Bond. Except as aforesaid, any such action taken by the holder of any Bond shall be conclusive and binding upon such holder and upon all future holders of such Bond (and any Bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such Bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the Bonds specified in subsection (A) above in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Bonds."

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS.

     Section 1. Except as otherwise defined herein, all terms contained in this Supplemental Indenture shall, for all purposes thereof, have the meanings given to such terms in Article I of the Original Indenture.

     Section 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, said Union Electric Company has caused this Supplemental Indenture to be executed on its behalf by its Chairman of the Board or President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said The Bank of New York, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary, or one of its Assistant Secretaries; all as of the 15th day of August, Two thousand and two.


Attested:                               UNION ELECTRIC COMPANY,
                                           1901 Chouteau Avenue
                                           St. Louis, Missouri 63103

       /s/ G. L. Waters                 By:       /s/ Warner L. Baxter
----------------------------------         -----------------------------
     G. L. Waters                       Name:  Warner L. Baxter
     Assistant Secretary                Title: Senior Vice President


Signed, sealed and delivered by
   UNION ELECTRIC COMPANY
   in the presence of:

       /s/ Daphyne H. Bradley
----------------------------------
     Daphyne H. Bradley

       /s/ D. T. McGillicuddy
----------------------------------
     D. T. McGillicuddy
            As Witnesses


Attested:                               THE BANK OF NEW YORK,
                                           911 Washington Avenue
                                           St. Louis, Missouri 63101


       /s/ Linda Krull                  By:    /s/ J. Bruce Herd
----------------------------------         -------------------------------------
    Linda Krull                         Name:  J. Bruce Herd
    As Agent for The Bank of New York   Title: As Agent for the Bank of New York


Signed, sealed and delivered by
    THE BANK OF NEW YORK
    in the presence of:

       /s/ P. C. QuiBelle
----------------------------------
    P. C. QuiBelle

       /s/ N. Mogelnicki
----------------------------------
    N. Moglenicki
            As Witnesses

STATE OF MISSOURI,         }
                           } SS.:
CITY OF ST. LOUIS,         }

     On this 19th day of August 2002, before me appeared WARNER L. BAXTER, to me personally known, who, being by me duly sworn, did say that he is a Senior Vice President of THE BANK OF NEW YORK, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, as the trustee thereunder by authority of its Board of Directors, and said WARNER L. BAXTER, acknowledged said instrument to be the free act and deed of said corporation as the trustee under said instrument.

     IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.


                                           /s/ Mary Hoyt
                                      ------------------------------------------
                                           Mary Hoyt

                                      MARY HOYT
                                      NOTARY PUBLIC - NOTARY SEAL
                                      STATE OF MISSOURI
                                      JEFFERSON COUNTY
                                      MY COMMISSION EXPIRES APRIL 1, 2006

STATE OF MISSOURI,         }
                           } SS.:
CITY OF ST. LOUIS,         }

     On this 19th day of August 2002, before me appeared WARNER L. BAXTER, to me personally known, who, being by me duly sworn, did say that he is a Senior Vice President of THE BANK OF NEW YORK, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, as the trustee thereunder by authority of its Board of Directors, and said WARNER L. BAXTER, acknowledged said instrument to be the free act and deed of said corporation as the trustee under said instrument.

     IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.


                                           /s/ Mary Hoyt
                                      ------------------------------------------
                                           Mary Hoyt

                                      MARY HOYT
                                      NOTARY PUBLIC - NOTARY SEAL
                                      STATE OF MISSOURI
                                      JEFFERSON COUNTY
                                      MY COMMISSION EXPIRES APRIL 1, 2006